EXHIBIT 24.1

                       POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes George H. Maclean his true and lawful attorney-in-fact and agent, with full power of substi-tution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration state-ment on Form S-8 of U.S. Industries, Inc. with respect to the THE AMES GROUP UNION RETIREMENT SAVINGS & INVESTMENT PLAN and to sign and file any other documents in connection therewith, including amendments thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 28th day of November 1997.




 /s/ David H. Clarke                     /s/ John G. Raos
David H. Clarke                         John G. Raos



 /s/ Frank R. Reilly                     /s/ Brian C. Beazer
Frank R. Reilly                         Brian C. Beazer



 /s/ John J. McAtee, Jr.                 /s/ Charles H. Price
John J. McAtee, Jr.                  The Hon. Charles H. Price II



 /s/ Harry Solomon                       /s/ Royall Victor III
Sir Harry Solomon                       Royall Victor III



 /s/ Mark Vorder Bruegge                 /s/ James O'Leary
Mark Vorder Bruegge                     James O'Leary